UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): January 3, 2006


                       American Locker Group Incorporated
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                    0-439                 16-0338330
  ----------------------------        --------------        -------------------
  (State or other jurisdiction        (Commission           (IRS Employer
   of incorporation)                  File Number)          Identification No.)


        815 South Main Street, Grapevine, Texas                  76051
    -----------------------------------------------          -------------
        (Address of principal executive offices)               (Zip code)


       Registrant's telephone number, including area code: (817) 329-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

          On January 3, 2006, American Locker Group Incorporated (the "Company") and Edward F. Ruttenberg, the Company's Chairman, Chief Executive Officer, Chief Operating Officer and Treasurer, entered into an Employment Agreement (the "Agreement") in connection with Mr. Ruttenberg's continued employment with the Company in such capacity. Mr. Ruttenberg's prior employment agreement, as amended, expired by its terms on December 31, 2005.

          The Agreement is effective as of January 1, 2006 and provides for an indefinite term, subject to termination of the Agreement in accordance with its terms. Under the Agreement, Mr. Ruttenberg will be paid a base annual salary in an amount of no less than $160,000, plus an annual bonus to the extent authorized by the Company's Board of Directors. Mr. Ruttenberg will be entitled to participate in any benefit programs maintained by the Company for full-time salaried employees generally. The Agreement also contains customary covenants regarding nondisclosure of confidential information and non-competition restrictions.

          If the Agreement is terminated as a result of Mr. Ruttenberg's death, disability or retirement, Mr. Ruttenberg or his estate, as applicable, will be entitled to payment of (i) his base salary for the entire calendar month in which the termination takes place and for a period of 12 months commencing with the beginning of the month immediate following the month in which the termination takes place and (ii) any annual bonus, prorated through the date of the termination. If Mr. Ruttenberg terminates the Agreement for "good reason", Mr. Ruttenberg will be entitled to payment of (i) his base salary for the entire calendar month in which the termination takes place and for the period thereafter through December 31, 2008 and (ii) any annual bonus, prorated through the date of the termination. If the Company terminates the Agreement for "cause", Mr. Ruttenberg will be entitled only to payment of his base salary for the entire calendar month in which the termination takes place. If the Agreement is terminated after December 31, 2008 for any other reason, Mr. Ruttenberg will be entitled to payment of (i) his base salary for the entire calendar month in which the termination takes place and (ii) any annual bonus, prorated through the date of the termination.

          The foregoing is a description of the material terms of the Agreement and not a complete discussion of the Agreement. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Agreement attached to this Current Report as Exhibit 10.1, which is incorporated herein by reference.


Item 9.01.     Financial Statements and Exhibits.

     (c)  Exhibits

          10.1 Employment Agreement, effective January 1, 2006, by and between American Locker Group Incorporated and Edward F. Ruttenberg.

                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     AMERICAN LOCKER GROUP INCORPORATED


                                     By:  /s/ Edward F. Ruttenberg
                                          ----------------------------------
                                          Edward F. Ruttenberg
                                          Chairman, Chief Executive Officer,
                                          Chief Operating Officer and Treasurer

Dated:  January 4, 2006

                                  EXHIBIT INDEX


     99.1 Employment Agreement, effective January 1, 2006, by and between American Locker Group Incorporated and Edward F. Ruttenberg.